FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Agreement”), dated as of December 31, 2024 (the “First Amendment Effective Date”), is entered into among RESOURCES CONNECTION, INC., a Delaware corporation (“RCI”), RESOURCES CONNECTION LLC, a Delaware limited liability company (“RCL”; RCL, together with RCI, the “Borrowers”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., in its capacities as the Administrative Agent, the L/C Issuer, and the Swingline Lender. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Existing Credit Agreement, as amended by this Agreement (the “Amended Credit Agreement”), as applicable.

RECITALS

WHEREAS, the Borrowers, the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., in its capacities the Administrative Agent, the L/C Issuer, and the Swingline Lender, have entered into that certain Credit Agreement dated as of November 12, 2021 (as amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time prior to the First Amendment Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Borrowers have informed the Administrative Agent and the Lenders that an Event of Default has occurred pursuant to Section 8.01(b) of the Existing Credit Agreement as a result of the failure by the Loan Parties to comply with the Consolidated Interest Coverage Ratio covenant set forth in Section 7.11(b) of the Existing Credit Agreement as of the end of the Measurement Period ended November 23, 2024 (the “Specified Event of Default”);
WHEREAS, the Borrowers have requested that the Lenders (a) waive the Specified Event of Default, (b) waive any other Default or Event of Default arising solely out of the Specified Event of Default, including any breaches of representations and warranties and reporting and notice obligations solely relating to or arising from the Specified Event of Default, including, solely as it relates to the Specified Event of Default, pursuant to Section 6.03(a) of the Existing Credit Agreement (any Defaults or Events of Default described in this clause (b), the “Related Events of Default”; the Related Events of Default, together with the Specified Event of Default, the “Covered Events of Default”), and (c) amend the Existing Credit Agreement as set forth below, in each case subject to the terms and conditions specified in this Agreement; and
WHEREAS, the Lenders are willing to waive the Covered Event of Default and amend the Existing Credit Agreement as set forth below, in each case subject to the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Waiver; Release; Waiver of Default Rate.
(a)    Subject to the satisfaction of all of the terms and conditions set forth in this Agreement, each Lender party hereto hereby waives the Covered Events of Default and agrees that, upon the effectiveness of this Agreement, the Covered Events of Default are not continuing
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for purposes of the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents. Except for the specific waiver set forth in this Section 1(a), and subject to the provisions of Section 1(c), nothing contained in this Section 1(a) shall be construed to be a modification of the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document or deemed to constitute a waiver of (i) any rights or remedies the Administrative Agent, any Lender or any other Secured Party may have under the Existing Credit Agreement, the Amended Credit Agreement, any other Loan Document, any other document governing the Secured Obligations, or under applicable law, or otherwise with respect to the Secured Obligations, or (ii) any Loan Party’s obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Amended Credit Agreement or any other Loan Document. The waiver set forth in this Section 1(a) is a one-time waiver, is effective only with respect to the Covered Events of Default and shall not obligate the Lenders to waive any other Default or Event of Default, now existing or hereafter arising. The provisions and agreements set forth in this Agreement shall not establish a custom or course of dealing or conduct among the Administrative Agent, the Lenders and the other Secured Parties, on the one hand, and the Loan Parties, on the other hand.
(b)    In consideration of the Lenders’ willingness to enter into this Agreement, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, each Lender and each other Secured Party, and each of the Administrative Agent’s, each Lender’s and each other Secured Party’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter, all of the foregoing are collectively referred to as the “Lender Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or the Secured Obligations or any of the negotiations, activities, events or circumstances arising out of or in any way related to the Loan Documents or the Secured Obligations through the First Amendment Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any member of the Lender Group.
As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
By executing this Agreement, each Loan Party intends to: (a) waive and relinquish any and all rights and benefits which they may have under Section 1542 of the Civil Code of California; and (b) assume the risk of releasing any existing, but as of yet unknown, claims.
(c)    Subject to the satisfaction of all of the terms and conditions set forth in this Agreement, each Lender party hereto hereby waives any right to request any interest or fees at the

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Default Rate pursuant to Section 2.08(b) of the Existing Credit Agreement, solely to the extent any such right arises out of the Covered Events of Default.
2.Amendments to Existing Credit Agreement; Effect of this Agreement; No Impairment.

(a)The definition of “Consolidated EBIT” in Section 1.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“Consolidated EBIT” means, for any period, for RCI and its Subsidiaries on a Consolidated basis, an amount equal to: (a) Consolidated Net Income for such period; plus (b) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes for such period, as adjusted for tax provisions related to the goodwill impairment described in clause (b)(iii) below; and (iii) non-cash expenses related to goodwill impairment for such period; provided, that, (A) amounts shall only be permitted to be added back pursuant to this clause (b)(iii) for the fiscal quarters ended August 24, 2024 and November 23, 2024 (and, for the avoidance of doubt, no amounts shall be permitted to be added back pursuant to this clause (b)(iii) in any other fiscal quarter), and (B) the aggregate amount added back pursuant to this clause (b)(iii) shall not exceed (1) $3,855,000, for the fiscal quarter ended August 24, 2024, and (2) $79,482,000, for the fiscal quarter ended November 23, 2024; minus (c) federal, state, local and foreign income tax benefits or credits received in such period (including as a result of adjustments for tax provisions related to the goodwill impairment described in clause (b)(iii) above)), to the extent included in calculating such Consolidated Net Income.

(b)The definition of “Consolidated EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“Consolidated EBITDA” means, for any period, for RCI and its Subsidiaries on a Consolidated basis, an amount equal to: (a) Consolidated Net Income for such period; plus (b) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes for such period, as adjusted for tax provisions related to any goodwill impairment in such period described in clause (b)(iv) below; (iii) depreciation and amortization expense for such period; (iv) any non-cash expense, loss or charge (including (x) any non-cash stock based compensation expense, and (y) any non-cash expenses related to goodwill and trademark impairment, in each case, for such period) which does not represent a cash item in such period or any other period; (v) any losses during such period resulting from the disposition of any assets of RCI or any Subsidiary outside the ordinary course of business; provided, that, the aggregate amount added back pursuant to this clause (b)(v) in any period shall not exceed $250,000; (vi) fees and expenses incurred in such period in connection with the consummation of the Transactions; (vii) fees and expenses for such period incurred in connection with any Permitted Acquisition (or any other Acquisition consummated prior to the Closing Date that was permitted by the Existing Credit Agreement), whether or not such Permitted Acquisition (or such Acquisition, as applicable) is consummated, so long as such fees and expenses are incurred not more than twelve (12) months after such Permitted Acquisition (or such Acquisition, as applicable); (viii) the amount of net cost

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savings and operating expense reductions, in each case, with respect to account compensation expenses, occupancy costs, rental expenses and other quantifiable and verifiable cost and expense items, in each case, for such period and projected by RCI in good faith to be realized as a result of Permitted Acquisitions, net of the amount of actual benefits realized during such period; provided, that, (A) in the Compliance Certificate required to be delivered pursuant to Section 6.02(a), RCI shall certify that such cost savings and operating expense reductions (x) are reasonably anticipated to be realized within twelve (12) months after the consummation of the Permitted Acquisition which is expected to result in such cost savings or operating expense reductions, and (y) are factually supportable as determined in good faith by RCI, (B) no cost savings or operating expense reductions shall be added pursuant to this clause (b)(viii) to the extent duplicative of any amounts otherwise added to, or included in, Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period, and (C) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (b)(viii) to the extent occurring more than four (4) full fiscal quarters after the applicable Permitted Acquisition; (ix) non-cash accruals or reserves for such period with respect to Earn Out Obligations (it being understood that any cash payment in respect thereof, or any reversal thereof, in any future period shall be subtracted from Consolidated EBITDA in accordance with clause (c)(iii) below); (x) the Non-Recurring Severance and Restructuring Add-Back Amount for such period; (xi) fees and expenses incurred in such period in connection with the negotiation, documentation, and consummation of any amendment, supplement or other modification of the Loan Documents or the Existing Credit Agreement; (xii) non-recurring restructuring charges for such period incurred in the fiscal year of RCI ending May 29, 2021 in connection with European restructuring activities; provided, that, the aggregate amount added back pursuant to this clause (b)(xii) during the term of this Agreement shall not exceed $6,500,000; (xiii) real estate restructuring costs and early termination costs, in each case, incurred in such period; and (xiv) transformation costs incurred in such period; provided, that, the aggregate amount added back pursuant to this clause (b)(xiv) during the term of this Agreement shall not exceed $6,000,000; minus (c) the following, without duplication, to the extent included in calculating such Consolidated Net Income: (i) all non-cash income or gains for such period; (ii) any gains during such period resulting from the disposition of any assets of RCI or any Subsidiary outside the ordinary course of business; (iii) any cash payment in such period in respect of, or any reversal of, any accrual or reserve added back to Consolidated EBITDA in a prior period pursuant to clause (b)(ix) above; and (iv) federal, state, local and foreign income tax benefits or credits received in such period (including as a result of adjustments for tax provisions related to any goodwill impairment in such period as described in clause (b)(iv) above). Notwithstanding the foregoing, it is understood and agreed that the aggregate amount added back pursuant to clauses (b)(vii), (b)(viii), (b)(x) and (b)(xiii) for any period shall not exceed an amount equal to ten percent (10%) of Consolidated EBITDA for such period (calculated prior to giving effect to all such add-backs for such period).

(c)Clause (a) of the definition of “Term SOFR” in Section 1.01 of the Existing Credit Agreement is hereby amended to replace “11:00 a.m.” with “8:00 a.m.”.

(d)Clause (b) of the definition of “Term SOFR” in Section 1.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

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(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to such date with a term of one (1) month commencing that day; provided, that, if the rate is not published prior to 8:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

(e)The definition of “U.S. Government Securities Business Day” in Section 1.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(f)Section 2.12(b)(ii)(C) is hereby amended to capitalize the word “agent” in the first line of such clause.

(g)Except as expressly modified and amended in this Agreement, all the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement. The Amended Credit Agreement is not a novation of the Existing Credit Agreement.

(h)Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Secured Party under any Loan Document or any other document governing the Secured Obligations, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances.

3.    Condition Precedent. This Agreement shall be effective upon receipt by the Administrative Agent of executed counterparts of this Agreement properly executed by a Responsible Officer of each Loan Party, the Administrative Agent, and the Required Lenders.

4.    Payment of Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable and documented fees, charges, and disbursements of Moore & Van Allen PLLC.

5.    Miscellaneous.

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(a)    The obligations of the Loan Parties under the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement shall constitute a Loan Document.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents. Each Loan Party (A) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (B) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Secured Obligations, and (C) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations.

(c)    Each Loan Party hereby represents and warrants as follows: (i) such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement; (ii) this Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity; (iii) no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement; and (iv) the Persons signing this Agreement as Guarantors include all of the Subsidiaries existing as of the First Amendment Effective Date that are required to become Guarantors pursuant to the Existing Credit Agreement on or prior to the First Amendment Effective Date, and the legal name and jurisdiction of organization of such Loan Party is, as of the First Amendment Effective Date, as reflected on the signature pages to this Agreement.

(d)    The Loan Parties represent and warrant to the Administrative Agent and the Lenders that, after giving effect to this Agreement, (i) the representations and warranties of each Loan Party contained in this Agreement, the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 5(d)(i), the representations and warranties contained in Sections 5.05(a) and (b) of the Amended Credit Agreement shall be deemed to refer to the most recent deliverables furnished pursuant to Sections 6.01(a) and (b) of the Existing Credit Agreement, respectively, and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken

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together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Subject to Section 11.18 of the Existing Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original and shall have the same legal effect, validity and enforceability as a paper record.

(f)    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby, and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING HERETO, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(h) The terms of Sections 11.14 and 11.15 of the Existing Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWERS:                    RESOURCES CONNECTION, INC.,
a Delaware corporation
By: /s/ Jennifer Ryu
Name:    Jennifer Ryu
Title:    Chief Financial Officer
RESOURCES CONNECTION LLC,
a Delaware limited liability company
By:    Resources Connection, Inc., its sole member
By: /s/ Jennifer Ryu
Name:    Jennifer Ryu
Title:    Chief Financial Officer
GUARANTORS:                SITRICK GROUP, LLC,
a Delaware limited liability company
By:    Resources Connection, Inc., its manager
By: /s/ Jennifer Ryu
Name:    Jennifer Ryu
Title:    Chief Financial Officer
VERACITY CONSULTING GROUP, LLC,
a Virginia limited liability company
By:    Resources Connection, Inc., its sole member
By: /s/ Jennifer Ryu
Name:    Jennifer Ryu
Title:    Chief Financial Officer
REFERENCE POINT LLC,
a Virginia limited liability company
By:    Resources Connection, Inc., its sole member
By: /s/ Jennifer Ryu
Name:    Jennifer Ryu
Title:    Chief Financial Officer
RESOURCES CONNECTION
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A.,
as the Administrative Agent
By: /s/ Carolen Alfonso
Name: Carolen Alfonso
Title: Vice President

RESOURCES CONNECTION
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

LENDERS:                    BANK OF AMERICA, N.A.,
as a Lender, the L/C Issuer, and the Swingline Lender
By: /s/ Stephen Wong
Name: Stephen Wong
Title: Vice President

RESOURCES CONNECTION
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ Kristin Jang
Name: Kristin Jang
Title: Vice President

RESOURCES CONNECTION
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

TRUIST BANK,
as a Lender
By: /s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Director

RESOURCES CONNECTION
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER